Exhibit 99

Certification

In connection with the Annual Report Pursuant to Section 15(d) of the Securities Exchange Act of 1934 on Form 11-K of the EFTEC Savings Plan (the Plan) for the period ended December 31, 2003 as filed with the Securities and Exchange Commission (the SEC) on or about the date hereof (the Report), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in the undersigned’s capacity as an official of EFTEC North America, LLC, the sponsor of the Plan, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the assets available for benefits and changes in assets available for benefits of the Plan.

A signed original of this written statement has been provided to the Plan and will be retained by the sponsor of the Plan and furnished to the SEC or its staff upon request.

Date: June 28, 2004

By: /s/ Chet Ricker

Chet Ricker President and Chief Executive Officer
EFTEC North America, LLC

Date: June 28, 2004

By: /s/ Marco Rodriguez

Marco Rodriguez
Vice President and Chief Financial Officer
EFTEC North America, LLC